UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VIMPELCOM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State incorporation or organization)	(I.R.S. Employer Identification No.)

Claude Debussylaan 88 Amsterdam, the Netherlands	1082 MD
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one common share	The NASDAQ Stock Market LLC
Common shares, par value $0.001 per share*	The NASDAQ Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC. The American Depositary Shares represent the right to receive one common share and have been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:

333-164770

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 8-A of VimpelCom Ltd. (the “Company”) is being filed in connection with the listing of the Company’s American Depositary Shares (“ADSs”), each representing one common share, with a par value $0.001 per share, on The NASDAQ Stock Market LLC, effective at the opening of trading on September 10, 2013. The Company is voluntarily withdrawing the listing of its ADSs and common shares from the New York Stock Exchange, effective before the opening of trading on September 10, 2013.

Item 1. Description of Registrant’s Securities to be Registered

Description of Common Shares

The description of the Company’s common shares is set out in Item 10, “Additional Information—B. Memorandum and Articles of Association”, Item 10, “Additional Information—D. Exchange Controls” and Item 10, “Additional Information—E. Taxation” in the Company’s Annual Report on Form 20-F (File No. 001-34694) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 22, 2013 and is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating such description is deemed to be incorporated herein by reference.

Description of ADSs

The description of the Company’s ADSs is set out in Item 1, “Description of Securities to be Registered”, in the Company’s Registration Statement on Form F-6 (File No. 333-164781) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 8, 2010 and is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating such description is deemed to be incorporated herein by reference.

Item 2. Exhibits

No exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 9, 2013

VimpelCom Ltd.

By:	/s/ Jeffrey D. McGhie

Name:	Jeffrey D. McGhie
Title:	Group General Counsel